EXHIBIT 10-9

Return by Mail ( ) Pickup ( ) To:
COLE, SCHOTZ, MEISEL, FORMAN & LEONARD, P.A. Court Plaza North 25 Main Street Hackensack, New Jersey 07602-0800 Attention: Christopher J. Caslin, Esq.

TYPE OF DOCUMENT:	(TOTAL PAGES: )

LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT AS FIXTURE FILING

PARTIES TO DOCUMENT:

BORROWER:	TNP SRT LAHAINA GATEWAY, LLC, a Delaware limited liability company, having an address at 1900 Main Street, Suite 700, Irvine, California 92614

LENDER:	DOF IV REIT HOLDINGS, LLC, a Delaware limited liability company, having an address at 230 Park Avenue, 12th Floor, New York, New York 10169

TAX MAP KEY FOR PROPERTY: (2) 4-5-011-008

Dated: As of November 9, 2012

Location: 305 Keawe Street

 Lahaina, Hawaii

County: Maui County

LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FINANCING STATEMENT AS FIXTURE FILING

THIS LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT AS FIXTURE FILING (as amended, restated, supplemented or otherwise modified, from time to time, this “Mortgage”) is made as of this 9th day of November, 2012, by TNP SRT LAHAINA GATEWAY, LLC, a Delaware limited liability company, having an address at 1900 Main Street, Suite 700, Irvine, California 92614, as mortgagor (together with its permitted successors and assigns, collectively, “Borrower”) for the benefit of DOF IV REIT HOLDINGS, LLC, a Delaware limited liability company, having an address at 230 Park Avenue, 12th Floor, New York, New York 10169 (together with its successors and assigns, collectively, “Lender”).

W I T N E S S E T H:

A. This Mortgage is given to secure a loan (the “Loan”) in the principal sum of Twenty-Nine Million and 00/100 Dollars ($29,000,000.00) or so much thereof as may be advanced pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note dated the date hereof made by Borrower to Lender (such Note, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter referred to as the “Note”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

B. Borrower desires to secure the payment of the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including any prepayment fees) due to Lender in respect of the Loan and the Loan Documents, including, without limitation, the repayment of any future or additional advances or costs (such as for real property taxes, insurance premiums, lease rent and attorneys’ fees) which Lender may (but is not obligated to) make or incur in accordance with terms of this Mortgage or any of the Loan Documents (the “Debt”) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents.

C. This Mortgage is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Mortgage.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Mortgage:

PART I - GENERAL PROVISIONS

ARTICLE 1

GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) Ground Lease, Leasehold Estate and Land. (1) that certain Lahaina Gateway Ground Lease, dated as of February 2, 2005, between Lahaina Gateway Commercial, LLC, as Landlord, and Kahoma Development Inc. (“Kahoma”), as Tenant (a Short Form Lease, dated February 2, 2005, was recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2005-031882), the interest of Kahoma having been assigned by mesne assignments to Central Pacific Bank by Commissioner’s Assignment of Ground Lease, dated as of September 23, 2011, and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2011-154953, as assigned to Borrower by Central Pacific Bank by Assignment of Ground Lease, dated of even date herewith to be recorded contemporaneously with this Mortgage in the Bureau of Conveyances of the State of Hawaii, as the same may be amended, modified or assigned from time to time (collectively the “Ground Lease”), and the leasehold interest (the “Leasehold Estate”) created thereby and (2) all of Borrower’s right, title, interest in and to the Leasehold Estate in the real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to Tenants under Leases except to the extent that Borrower shall have any right or interest therein;

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which Tenants are entitled to remove pursuant to Leases except to the extent that Borrower shall have any right or interest therein;

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Mortgage and all proceeds and products of any of the above;

(h) Leases and Rents. All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11

U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment and performance of the Obligations, including the payment of the Debt;

(i) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k) Tax Certiorari. All refunds, rebates or credits in connection with any reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari proceedings or any other applications or proceedings for reduction of same, in each case, irrespective of the time period to which they relate;

(l) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(m) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(n) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(o) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Loan Agreement, the Cash Management Agreement, the Clearing

Account Agreement or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof;

(p) Uniform Commercial Code Property. All documents, instruments, chattel paper and intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and general intangibles relating to the Property;

(q) Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether in cash, or in liquidation or other claims or otherwise; and

(r) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (q) above.

AND without limiting any of the other provisions of this Mortgage, to the extent permitted by applicable law, Borrower expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Mortgage be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2 Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Agreement, the Assignment of Leases and Section 7.1(h) of this Mortgage, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due in respect of operating expenses for the Property and on the Debt, for use in the payment of such sums.

Section 1.3 Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Mortgage, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. The principal place of business of Borrower (Debtor) is as set forth on page one hereof and the address of Lender (Secured Party) is as set forth on page one hereof.

Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Mortgage, and this Mortgage, upon being filed for record in the real estate records of the state, city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures. Mortgagor is the debtor with the address set forth above, Lender is the secured party with the address set forth above and the Delaware organizational identification number of Mortgagor is 5173792.

Section 1.5 Pledges of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Accounts (as defined in the Cash Management Agreement), the Clearing Account Agreement and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Mortgage.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, for the unexpired term or extended term of the Lease (or if Borrower shall acquire fee simple title, then, forever);

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Mortgage, shall well and truly perform the Other Obligations as set forth in this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof and the other Loan Documents and any provision which by its terms expressly survives prepayment or release shall survive any such payment or release.

ARTICLE 2

DEBT AND OBLIGATIONS SECURED

Section 2.1 Obligations. This Mortgage and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Obligations, including, but not limited to, the Debt.

Section 2.2 Other Obligations. This Mortgage and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all other obligations of Borrower contained herein;

(b) the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3 Debt and Other Obligations. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations may sometimes be referred to collectively herein as the “Obligations.”

ARTICLE 3

BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Mortgage.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. To the extent of any conflict between the terms of this Mortgage, and the Loan Agreement, the Loan Agreement shall govern.

Section 3.3 Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4 Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any

Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5 Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Mortgage. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials.

(a) Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests created hereby and by the other Loan Documents, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the other Loan Documents, except for the Permitted Encumbrances.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Mortgage or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Borrower shall have furnished to Lender either (1) a cash deposit equal to 125% of the amount of such contested Labor and Material Costs, or (2) an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of such Labor and Material Costs, plus in either of the foregoing cases a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith.

Section 3.7 Performance of Other Agreements. Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

ARTICLE 4

OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Mortgage or the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.2 No Reliance on Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3 No Lender Obligations.

(a) Notwithstanding the provisions of Subsections 1.1(h) and (m) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Mortgage, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or the effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4 Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 3 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Mortgage in the absence of the warranties and representations as set forth in Article 3 of the Loan Agreement.

ARTICLE 5

FURTHER ASSURANCES

Section 5.1 Recording of Mortgage, Etc. Borrower forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any Mortgage with respect to the Property and any instrument of further assurance, and any modification or amendment of any of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any deed of trust or mortgage supplemental hereto, any Mortgage with respect to the Property or any instrument of further assurance, and any modification or amendment of any of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or to file without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 5.2.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Mortgage, or any of the other Loan Documents or shall impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 5.4 Splitting of Mortgage. This Mortgage and the Note may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more mortgages, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and mortgages in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 6

DUE ON SALE/ENCUMBRANCE

Section 6.1 Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the repayment of the Debt and the performance of the Obligations, including the repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt and/or the performance of the Obligations, Lender can recover the Debt by a sale of the Property.

Section 6.2 No Transfer. Borrower shall not permit or suffer any Transfer to occur unless expressly permitted pursuant to the terms and provisions of the Loan Agreement or unless Lender shall consent thereto in writing.

ARTICLE 7

RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any Legal Requirements, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by Legal Requirements, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(i) In connection with any sale or sales hereunder, Lender shall be entitled to elect to treat any of the Property which consists of (x) a right in action, or (y) property that can be severed from the Real Property covered hereby, or (z) any improvements (without causing structural damage thereto), as if the same were personal property, and dispose of the same in accordance with the applicable law, separate and apart from the sale of the Real Property. Where the Property consists of Real Property, Personal Property, Equipment or Fixtures, whether or not such Personal Property or Equipment is located on or within the Real Property, Lender shall be entitled to elect to exercise its rights and remedies against any or all of the Real Property, Personal Property, Equipment and Fixtures in such order and manner as is now or hereafter permitted by applicable law;

(ii) Lender shall be entitled to elect to proceed against any or all of the Real Property, Personal Property, Equipment and Fixtures in any manner permitted under applicable law; and if Lender so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property, Personal Property, Equipment and Fixtures covered hereby, as designated by Lender and Lender is hereby authorized and empowered to conduct any such sale of any Real Property, Personal Property, Equipment and Fixtures in accordance with the procedures applicable to Real Property;

(iii) Should Lender elect to sell any portion of the Property which is Real Property or which is Personal Property, Equipment or Fixtures that the Lender has elected under applicable law to sell together with Real Property in accordance with the laws governing a sale of the Real Property, Lender shall give such notice of the occurrence of an Event of Default, if any, and its election to sell such Property, each as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, subject to the terms hereof and of the other Loan Documents, and without the necessity of any demand on Borrower, Lender at the time and place specified in the notice of sale, shall sell such Real Property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Lender may from time to time postpone any sale hereunder by public announcement thereof at the time and place noticed for any such sale; and

(iv) If the Property consists of several lots, parcels or items of property, Lender shall, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Lender designates. Any Person, including Borrower or Lender, may purchase at any sale hereunder. Should Lender desire that more than one sale or other disposition of the Property be conducted, Lender, shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Lender may designate, and no such sale shall terminate or otherwise affect the Lien of this Mortgage on any part of the Property not sold until all the Obligations have been satisfied in full. In the event Lender elects to dispose of the Property, through more than one sale, except as otherwise provided by applicable law, Borrower agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the other Loan Documents;

(g) upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of Lender, Lender shall be entitled as a matter of right, by ex parte order or otherwise, to the appointment without bond of a receiver of the Property and of the rents, revenues, issues, income, and profits thereof, pending such proceedings, without notice and without regard to the adequacy of the security for the Debt and without regard to the solvency of or the solvency of Borrower, any guarantor, or indemnitor with respect to the Loan or any Person liable for the payment of the Debt or any part thereof and regardless of whether Lender has an adequate remedy at law. Borrower hereby waives any and all defenses which Borrower may have now or may hereafter acquire to Lender’s application for the appointment of a receiver and hereby specifically consents to such appointment;

(h) the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment and performance of the Obligations (including, without limitation, of the Debt), in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and/or the Personal Property, or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Borrower at its sole cost and expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment and/or the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Mortgage or any other Loan Document to the payment of the following items in any order in its sole discretion:

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) Interest on the unpaid principal balance of the Note;

(iv) Amortization of the unpaid principal balance of the Note; and/or

(v) All other sums payable pursuant to the Note, the Loan Agreement, this Mortgage and the other Loan Documents, including, without limitation, the prepayment fees, if applicable, and advances made by Lender pursuant to the terms of this Mortgage;

(k) pursue such other remedies as Lender may have under applicable law; and/or

(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its sole discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Mortgage shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Mortgage or the other Loan Documents, may be applied by Lender to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper.

Section 7.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period beginning on the first day after notice from Lender that such cost or expense was incurred and continuing until the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Mortgage and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4 Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect its interest in the Property.

Section 7.5 Recovery of Sums Required to be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for any Default or Event of Default by Borrower existing at the time such earlier action was commenced.

Section 7.6 Examination of Books and Records. At reasonable times and upon reasonable prior notice (which may be given orally), Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon its financial condition, at the Property or at any office regularly maintained by Borrower where such books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable prior notice (which may be given orally), Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7 Other Rights, Etc.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for any decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c) Lender may resort for the payment and performance of the Obligations (including, but not limited to, the payment of the Debt) to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce the Other Obligations or any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Mortgage. The rights of

Lender under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Lender may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Mortgage shall continue as a Lien and security interest in the remaining portion of the Property.

Section 7.9 Violation of Laws. If the Property is not in full compliance with all Legal Requirements, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.10 Recourse and Choice of Remedies. Notwithstanding any other provision of this Mortgage or the Loan Agreement, including, without limitation, Section 11.22 of the Loan Agreement, Lender and the other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Borrower, any guarantor and indemnitor of the Loan contained in Sections 8.1, 8.2 and 8.3 herein and Sections 9.2, 11.13 and 11.22 of the Loan Agreement, under the Environmental Indemnity, the Assignment of Leases and any other indemnity obligation in the Loan Documents (collectively, the “Personal Liabilities”) without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, exercise of a power of sale or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, or exercises the power of sale pursuant to this Mortgage, Lender shall be entitled to pursue a deficiency judgment with respect to such obligations against Borrower and any guarantor or indemnitor with respect to the Loan. The Personal Liabilities are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Mortgage or the other Loan Documents, and Borrower and any guarantor or indemnitor with respect to the Loan are fully and personally liable for the Obligations set forth in the Personal Liabilities. The liability of Borrower and any guarantor or indemnitor with respect to the Obligations set forth in Sections 8.1, 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing or exercising a power of sale pursuant to this Mortgage or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Mortgage and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower with respect to the Obligations set forth in the Personal Liabilities, whether or not an action is brought against any other Person and whether or not any other Person is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in the Environmental Indemnity.

Section 7.11 Right of Entry. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE 8

INDEMNIFICATION

Section 8.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Mortgage, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Obligations (including, but not limited to, the Debt) and the Note, the Loan Agreement, this Mortgage, and/or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Mortgage or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, non-use or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or to be in compliance with any of the terms of this Mortgage; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any of the Indemnified Parties of the provisions of this Article 8; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Borrower in this Mortgage or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 8.1 shall become due and payable within five (5) Business Days after written demand and shall bear interest at the Default Rate from the date the loss or damage is sustained by Lender until such amounts and any applicable interest are paid. For purposes of this Mortgage, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 8.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 8.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and/or settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2.13 of the Loan Agreement.

Section 8.4 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or in addition to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld or delayed. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. The provisions of this Section 8.4 shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of this Mortgage.

ARTICLE 9

WAIVERS

Section 9.1 Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Mortgage, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 9.2 Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

Section 9.3 Waiver of Notice. To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Mortgage or the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 9.4 Waiver of Statute of Limitations. To the fullest extent permitted by applicable law, Borrower hereby expressly waives and releases its right to plead any statute of limitations as a defense to the payment of the Debt or performance of its Other Obligations.

Section 9.5 Waiver of Jury Trial. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE, TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THE NOTE, THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 9.6 Survival. The indemnifications made pursuant to Article 8 herein and the representations and warranties, covenants, indemnities, and other obligations arising under the Loan Documents, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction release or other termination of this Mortgage, or any other Loan Document, any assignment or other transfer of all or any portion of this Mortgage, or any other Loan Document or Lender’s interest in the Property (but, in such case, such indemnification shall benefit both the Indemnified Parties and any such assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Mortgage, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the Obligations or any portion thereof.

ARTICLE 10

EXCULPATION

The provisions of Section 11.22 of the Loan Agreement are hereby incorporated by reference into this Mortgage to the same extent and with the same force as if fully set forth herein.

ARTICLE 11

NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement.

ARTICLE 12

APPLICABLE LAW

Section 12.1 Governing Law.

(a) THIS MORTGAGE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT

THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, AND THIS MORTGAGE AND/OR THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS MORTGAGE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR IN ANY FEDERAL OR STATE COURT OF THE STATE OF HAWAII, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT

Richard L. Yellen, Esq.

Richard L. Yellen & Associates LLP

111 Broadway, Suite 1103

New York, New York 10006

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL

PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTIONS.

Section 12.2 Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 12.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.

ARTICLE 13

DEFINITIONS

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in the singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Mortgage, as amended, restated or otherwise modified, from time to time,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or enforcing its rights hereunder whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 14

MISCELLANEOUS PROVISIONS

Section 14.1 No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2 Successors and Assigns. This Mortgage shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns as set forth in the Loan Agreement. Lender may sell, assign, pledge, participate, transfer or delegate, as applicable, to one or more Persons all or a portion of its rights and obligations under this Mortgage and the other Loan Documents.

Section 14.3 Inapplicable Provisions. If any provision of this Mortgage is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Mortgage, such provision shall be fully severable and this Mortgage shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Mortgage, and the remaining provisions of this Mortgage shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Mortgage, unless such continued effectiveness of this Mortgage, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 14.4 Headings, Etc. The headings and captions of the various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 14.6 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the payment performance and discharge of the Obligations (including, but not limited to, the payment of the Debt).

Section 14.7 Entire Agreement. The Note, the Loan Agreement, this Mortgage and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Mortgage and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Mortgage and the other Loan Documents.

Section 14.8 Limitation on Lender’s Responsibility. No provision of this Mortgage shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the Tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any Tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 14.9 Variable Interest Rate. The Loan secured by this Mortgage is a variable interest rate loan, as more particularly set forth in the Loan Agreement.

ARTICLE 15

GROUND LEASE

Section 15.1 Ground Lease. In addition to the applicable provisions of the Loan Agreement pertaining to the Ground Lease, the following provisions of this Article 15 shall also apply.

Section 15.2 Landlord Estoppel. Borrower shall use its diligent efforts to obtain and deliver to Lender from time to time within ten (10) days after written demand by Lender, an estoppel certificate from the landlord under the Ground Lease, as requested by Lender, setting forth: (i) the name of the landlord under the Ground Lease, (ii) that the Ground Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent and additional rent payable under the Ground Lease, (iv) the date to which all rental charges have been paid by the tenant under the Ground Lease, and (v) whether there are any alleged defaults of the tenant under the Ground Lease or if there are any events which have occurred which with notice, passage of time or both, would constitute a default under the Ground Lease, and, if there are, setting forth the nature thereof in reasonable detail.

Section 15.3 Lender Liability Under Ground Lease. Lender shall have no liability or obligation under the Ground Lease by reason of its acceptance of this Mortgage. Lender shall be liable for the obligations of the tenant arising under the Ground Lease for only that period of time which Lender is in possession of the Property or has acquired, by foreclosure or otherwise, and is holding all of Borrower’s right, title and interest therein.

Section 15.4 Borrower’s Obligations Under Ground Lease. No release or forbearance of any of Borrower’s obligations under the Ground Lease, pursuant to the Ground Lease or otherwise, shall release Borrower from any of its obligations under this Mortgage or the other Loan Documents. Borrower shall enforce the obligations of the landlord under the Ground Lease to the end that Borrower may enjoy all of the rights granted to it under the Ground Lease. Borrower will immediately notify Lender in writing of any default by the landlord under the

Ground Lease of which it is aware in the performance or observance of any of the terms, covenants and conditions on the part of such landlord to be performed or observed under the Ground Lease.

Section 15.5 Arbitration & Appraisal Proceedings. Borrower shall give Lender immediate notice of the commencement of any arbitration or appraisal proceeding to which Borrower is a party or of which Borrower has been otherwise notified concerning the provisions of the Ground Lease. Lender shall have the right to intervene and participate in any such proceeding if such proceeding, if adversely determined, would be reasonably expected to have a material adverse effect on Borrower or the Property and Borrower shall confer with Lender and its attorneys and experts and cooperate with them to the extent which Lender deems reasonably necessary for the protection of Lender. Upon the request of Lender, Borrower will exercise all rights of arbitration conferred upon it by the Ground Lease. If at any time such proceeding shall have commenced, Borrower shall be in material default in the performance or observance of any covenant, condition or other requirement of the Ground Lease on the part of Borrower to be performed or observed or a default shall have occurred hereunder, Lender shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Borrower, the arbitrator or arbitrators, or appraiser, in such proceeding.

Section 15.6 Delivery of Mortgage to Landlord. Borrower will, promptly after the execution and delivery of this Mortgage, notify the landlord under the Ground Lease, in writing, of the execution and delivery of this Mortgage and, to the extent required under the Ground Lease, deliver to the landlord a copy of this Mortgage.

Section 15.7 Leases. Each Lease hereafter made and each renewal of any existing Lease shall provide that (a) in the event of the termination of the Ground Lease, the Lease shall not terminate or be terminable by the tenant; (b) in the event of any action for the foreclosure of this Mortgage, the Lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the tenant is specifically named and joined in any such action and unless a judgment is obtained therein against the tenant; and (c) in the event that the Ground Lease is terminated as aforesaid, the tenant shall attorn to the landlord under the Ground Lease or to the purchaser at the sale of the Property on such foreclosure, as the case may be.

Section 15.8 No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Debt shall remain unpaid, unless Lender shall otherwise consent in writing, the fee title to the Premises and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender, or in any other person by purchase, operation of law or otherwise. Lender reserves the right, at any time, to release portions of the Property, including, but not limited to, the leasehold estate created by the Ground Lease, with or without consideration, at Lender’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Lender’s rights in connection with the portion of the Property not so released.

Section 15.9 Borrower’s Acquisition of Fee Estate. In the event that Borrower shall become the owner and holder of the fee title to the Premises or any other estate, title or interest in the property demised by the Ground Leases, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such fee title to the Premises or other acquired estate, title or interest and the same shall thereupon be and become a part of the Property with the same force and effect as if specifically encumbered herein. Borrower agrees, at its sole cost and expense, including, without limitation, payment by Borrower of Lender’s reasonable attorneys’ fees, to (i) execute any and all documents or instruments which Lender may reasonably require to subject the fee title to the Premises or such other acquired estate, title or interest to the lien of this Mortgage; and (ii) provide a title insurance policy which shall insure that the lien of this Mortgage is a first lien on the fee title to the Premises or such other acquired estate, title or interest. Furthermore, Borrower hereby appoints Lender its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Borrower. This power, being coupled with an interest, shall be irrevocable as long as the Debt secured hereby remains unpaid. Borrower shall not purchase the premises demised by the Ground Lease, or any part thereof, or acquire the interest of the landlord in such premises, or any part thereof, or sell its interest in the leasehold estates created by the Ground Lease, or any part thereof, without Lender’s prior written consent.

Section 15.10 Bankruptcy Rights.

(a) The lien of this Mortgage shall attach to all of Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. §101, et seq., as the same may be amended (the “Bankruptcy Code”), including, without limitation, all of Borrower’s rights to remain in possession of the Property.

(b) If the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) Borrower, immediately after obtaining notice thereof, shall give written notice thereof to Lender, (ii) Borrower, without the prior written consent of Lender, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void, and (iii) this Mortgage and all the liens, terms, covenants and conditions of this Mortgage shall extend to and cover Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Borrower hereby irrevocably assigns to Lender, Borrower’s rights to remain in possession of the premises demised under the Ground Leases and to offset against the rent reserved in the Ground Lease under Section 365(h) of the Bankruptcy Code the amount of any damages caused by the nonperformance by the landlord of any of its obligations under the Ground Lease in the event any case, proceeding or other action is commenced by or against the landlord under the Ground Lease under the Bankruptcy Code or any comparable federal or state statute or law, provided that Lender shall not exercise such rights and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing.

(c) Borrower hereby assigns to Lender, (i) Borrower’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, and (ii)

Borrower’s right to seek an extension of the sixty (60) day period within which Borrower must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law; provided that Lender shall not exercise any such right, and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, Borrower shall give Lender not less than ten (10) days prior written notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Ground Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such 10-day period a notice stating that (i) Lender demands that Borrower assume and assign the Ground Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Ground Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

(d) Borrower hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any property not removed by Borrower as permitted or required by the Ground Lease, shall at the option of Lender be deemed abandoned by Borrower, provided that Lender may remove any such property required to be removed by Borrower pursuant to the Ground Lease and all costs and expenses associated with such removal shall be paid by Borrower within five (5) days of receipt by Borrower of an invoice for such removal costs and expenses.

PART II

ARTICLE 16

STATE-SPECIFIC PROVISIONS

Section 16.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 16 shall control and be binding.

Section 16.2 Maximum Secured Indebtedness. The maximum Debt secured by this Mortgage is $58,000,000.

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IN WITNESS WHEREOF, this Mortgage, Assignment of Leases and Rents and Security Agreement has been executed by Borrower as of the day and year first above written.

BORROWER:

TNP SRT LAHAINA GATEWAY LLC, a Delaware limited liability company

By:	TNP SRT Lahaina Gateway Mezz, LLC,
a Delaware limited liability company, its sole member

By:	TNP SRT Lahaina Gateway Mezz Holdings, LLC,
a Delaware limited liability company, its sole member

By:	TNP SRT Lahaina Gateway Holdings, LLC,
a Delaware limited liability company, its sole member

By:	TNP Strategic Retail Operating Partnership, LP,
a Delaware limited partnership, its sole member

By:	TNP Strategic Retail Trust, Inc.,
a Maryland corporation, its general partner

By:	/s/ Dee Balch
Name: Dee Balch
Title: CFO

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF ORANGE)

On October 25, 2012, before me, Denim Mercado, Notary Public, personally appeared Dee Balch who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Denim Mercado (Seal)